UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2022 (June 29, 2022)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On July 1, 2022, Nektar Therapeutics (the “Company”) announced that Gil Labrucherie will step down as Chief Financial Officer and Chief Operating Officer of the Company, effective as of July 1, 2022.

(c)

On July 1, 2022, the Company announced the promotion of Jillian Thomsen, who currently serves as Senior Vice President, Finance and Chief Accounting Officer, to the position of Senior Vice President and Chief Financial Officer, effective as of July 1, 2022. The full biography and other background information for Ms. Thomsen required by Item 5.02(c) of Form 8-K are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 1, 2022, and such biography and information are incorporated by reference into this Item 5.02(c).

There are no arrangements or understandings between Ms. Thomsen and any other persons pursuant to which Ms. Thomsen was appointed as Chief Financial Officer of the Company. There are also no family relationships between Ms. Thomsen and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The terms of any material plan, contract or arrangement entered into or any grant or award made in connection with Ms. Thomsen’s appointment have not been determined yet. To the extent any such arrangement is entered into or award is made, the Company will file an amendment to this Form 8-K.

(e)

On April 25, 2022 (the “Notice Date”), the Company announced that John Northcott will step down from the role of Senior Vice President and Chief Commercial Officer of the Company. On June 29, 2022, the Company and Mr. Northcott entered into an Employment Transition, Separation and Consultation Agreement (the “Agreement”) in connection with the termination of Mr. Northcott’s employment with the Company, effective as of June 30, 2022 (the “Separation Date”). In connection with the Agreement, the Company and Mr. Northcott will also enter into a standard release agreement.

Pursuant to the Agreement, during the transition period (the “Transition Period”) from the Notice Date through the Separation Date, Mr. Northcott continued to serve as the Company’s Senior Vice President and Chief Commercial Officer in order to provide transition services according to the terms of the Agreement. For such transition services, the Company continued to pay Mr. Northcott’s current base salary for the term of the Transition Period in accordance with the usual payroll practices of the Company and subject to the same rights, benefits, equity, salary, and vesting of equity awards, under any employee benefit or compensation plan or program sponsored by Company or any of its parent, subsidiary or affiliated entities that Mr. Northcott was eligible for immediately prior to the Notice Date, provided that Mr. Northcott will not be entitled to receive any cash bonuses or any additional grants of equity awards as part of the Company’s 2022 performance review process.

Subject to the terms of the Agreement and upon the execution of the standard release agreement, the Company will (i) pay Mr. Northcott a lump sum severance payment of $921,206.25, less all applicable withholdings and standard deductions, (ii) if Mr. Northcott timely elects COBRA coverage, pay for certain premiums for his group medical, dental, employee assistance program and vision plan COBRA coverage from July 1, 2022 through June 30, 2023 or until Mr. Northcott becomes eligible for similar group coverage from another employer, if earlier, (iii) pay for certain career transition services, and (iv) provide for certain information technology benefits.

Pursuant to the Agreement, immediately following the Separation Date, Mr. Northcott began providing certain consulting services (the “Consulting Services”) to the Company, which Consulting Services will terminate no later than December 31, 2022 (the “Consulting Services Term”). For the Consulting Services, the Company will pay Mr. Northcott, per month, (i) a monthly retainer of $20,000 for up to 60 hours of Consulting Services and (ii) $335 per hour of Consulting Services in excess of 60 hours, subject to certain conditions as set forth in the Agreement. In addition, the Company will reimburse Mr. Northcott for reasonable out-of-pocket travel costs and other expenses approved by the Company.

Also, in order to better align the compensation and benefits received by Mr. Northcott for providing Consulting Services to the Company with the compensation and benefits received by other senior vice presidents of the Company, the Agreement provides that Mr. Northcott will be treated similarly to other senior vice presidents of the Company with regard to certain travel and change of control benefits, all of which are specified in the Agreement. In accordance with the terms of the Company’s equity incentive plans, all options held by Mr. Northcott that are outstanding and vested as of the Separation Date shall remain exercisable during the Consulting Services Term and until June 30, 2023 thereafter, if not earlier expired or otherwise terminated. Following the Separation Date, none of the unvested equity awards held by Mr. Northcott as of the Separation Date shall continue to vest pursuant to the regular vesting schedule associated with each award.

The Agreement also contains standard terms and conditions for arrangements of such type.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: July 1, 2022	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

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